                                   EXHIBIT 99

                 HOUSEHOLD FINANCE CORPORATION AND SUBSIDIARIES

Selected unaudited financial information with respect to the operations of Household Finance Corporation, a wholly owned subsidiary of Household International, Inc., for the one month ended July 31, 2002 and 2001 and as of July 31, 2002, including the results of Household Bank (SB), N.A. for all periods presented.



In millions.
One month ended July 31                                       2002        2001
-------------------------------------------------------------------------------
Net interest margin and other revenues/(1)/                  $823.0      $680.2
Income before income taxes                                    249.2       218.5
Net income                                                   $153.3      $142.6
-------------------------------------------------------------------------------

/(1)/Net of policyholder benefits

                                                                      July 31,
In millions                                                             2002
-------------------------------------------------------------------------------
Investment securities                                                $ 6,447.6
Receivables, net                                                      72,543.0
Total assets                                                          85,204.7
Total debt                                                            72,204.3
Total liabilities                                                     75,404.6
Total common shareholder's equity                                      9,800.1
-------------------------------------------------------------------------------